UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe Drive, Suite 270 Solana Beach, California	92075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with and in advance of the closing of the credit facility (as defined in Item 2.03 of this Current Report on Form 8-K), Evoke Pharma, Inc. (the “Company”) prepaid all of the outstanding obligations under its loan and security agreement with Silicon Valley Bank (the “SVB loan agreement”) on May 23, 2014 with its cash on hand. With such payoff, the SVB loan agreement and the documents entered into in connection therewith were deemed to be terminated and no longer of any force and effect. Silicon Valley Bank’s security interest in substantially all of the Company’s assets was also terminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of May 28, 2014 (the “closing date”), the Company entered into a loan and security agreement (the “credit facility”) with Square 1 Bank (“Square 1”), pursuant to which Square 1 agreed to make term loans available to the Company for general corporate and working capital purposes and for capital expenditures, in a principal amount of up to $4.5 million. The Company did not draw from the credit facility on the closing date, and the term loans will be funded at the Company’s request prior to November 28, 2015, subject to customary conditions for funding including, among others, that no event of default exists. The Company may not request more than four term loans during the term of the credit facility. Upon the entry into the credit facility, the Company was required to pay Square 1 a facility fee of $20,000. The credit facility is secured by substantially all of the Company’s personal property other than its intellectual property.

Each term loan under the credit facility bears interest at either (A) a variable annual rate equal to the greater of (1) 1.75% above Square 1’s most recently announced prime rate, or (2) 5.00%, or (B) a fixed annual rate of 5.50%, such rate to be fixed at the time of the initial borrowing at the Company’s election and shall be applicable to all term loans funded under the credit facility. The Company is required to make interest-only payments through November 28, 2015 on any term loans that it draws. All outstanding term loans under the credit facility will begin amortizing at the end of the interest-only period, with monthly payments of principal and interest being made by the Company to Square 1 in consecutive monthly installments following November 28, 2015. All term loans under the credit facility mature on November 28, 2017. At the Company’s option, it may prepay the outstanding principal balance of the term loans before November 28, 2017 without penalty or premium.

The credit facility includes affirmative and negative covenants applicable to the Company and any subsidiaries it creates in the future. The affirmative covenants include, among others, covenants requiring the Company to maintain its legal existence and governmental approvals, deliver certain financial reports, maintain insurance coverage and meet certain covenants with respect to enrollment and results of its EVK-001 Phase 3 trial (METO-IN-003). After the Company receives positive results from the Phase 3 trial, if at all (which the Company must achieve on or prior to September 30, 2015), it must either maintain a ratio of its cash at Square 1 to its cash burn over the preceding month of at least 3.00 to 1.00, or it must deliver evidence of a forthcoming financing or strategic partnership arrangement to Square 1, in each case in an amount satisfactory to Square 1. The negative covenants include, among others, restrictions on the Company’s transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens and selling assets, in each case subject to certain exceptions.

The credit facility also includes events of default, the occurrence and continuation of which provide Square 1 with the right to exercise remedies against the Company and the collateral securing the term loans under the credit facility, including foreclosure against the Company’s properties securing the credit facilities, including its cash. These events of default include, among other things, the Company’s failure to pay any amounts due under the credit facility, a breach of covenants under the credit facility, the Company’s insolvency, a material adverse change, the occurrence of any default under certain other indebtedness in an amount greater than $400,000 and a final judgment against the Company in an amount greater than $400,000.

In connection with each funding of the term loans, the Company will issue to Square 1 a warrant to purchase up to the number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), equal to (A) 3% of the principal amount of the applicable term loan credit extension over (B) the initial exercise price, which shall be the closing price of the Company’s Common Stock on the day of such funding. The warrants will expire ten years from each date of issuance. If a warrant has not been exercised prior to its expiration date, it will deemed to automatically convert by “cashless” conversion. In the event that the Company is acquired, the warrants will be exercisable or deemed automatically converted, which shall be determined based upon whether the Company’s successor assumes the obligations of the warrant.

The form of warrant agreement and the loan and security agreement, which are filed as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K, are incorporated herein by reference. The foregoing description of the credit facility, form of warrant agreement and loan and security agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 3.02.	Unregistered Sale of Equity Securities.

The warrants described in Item 2.03 above will be offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 (the “Securities Act”). The warrant agreement contains representations to support the Company’s reasonable belief that Square 1 has access to information concerning its operations and financial condition, that Square 1 will acquire the warrants for its own account and not with a view to the distribution thereof, and that Square 1 is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

Forward-Looking Statements

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding potential funding of the term loans under the credit facility. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Company’s business, including, without limitation: the risk that the funding of the term loans from Square 1 may not be completed on the timeframe the Company expects, or at all, including as a result of the Company’s failure to meet the conditions required for such funding or failure to comply with the affirmative and negative covenants under the credit facility; and other risks detailed in periodic reports the Company files with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to be issued to Square 1 Bank under the Loan and Security Agreement, by and between the Company and Square 1 Bank.

10.1	Loan and Security Agreement, dated as of May 28, 2014, by and between the Company and Square 1 Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: May 28, 2014	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant to be issued to Square 1 Bank under the Loan and Security Agreement, by and between the Company and Square 1 Bank.

10.1	Loan and Security Agreement, dated as of May 28, 2014, by and between the Company and Square 1 Bank.